Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated as of August     , 2012, between Provident New York Bancorp, a Delaware corporation (the “Company”), and each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

1. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s Knowledge, threatened against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any Governmental Authority.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other Governmental Authority with authority to (A) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (B) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities.

“Board of Directors” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.01 par value per share.

“Company Reports” means all material reports, registrations and statements, together with any required amendments thereto, required to be filed with the Federal Reserve, the FDIC, the OCC, and any other applicable federal or state securities or banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the HOLA.

“Environmental Laws” means any Law relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officers” means the Company’s “executive officers” as defined in 12 C.F.R. § 215.2(e)(1) (regardless of whether or not such regulation is applicable to the Company).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Financial Statements” means the financial statements of the Company included in the SEC Reports (including the related notes thereto).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency, bureau, commission or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, including any Trading Market (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“HOLA” means the Home Owners Loan Act of 1933, as amended.

“Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated,

purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

“Intellectual Property” means all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, brand names, trade names, copyrights, designs, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property.

“Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge of the Executive Officers.

“Law” or “Laws” means any federal, state, local or foreign statute, ordinance, law, rule, regulation, order, judgment, injunction, decree, agency requirement, legal requirement (including common law, federal and state securities laws and the rules and regulations promulgated thereunder and the rules and regulations promulgated by any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets) or other restriction of any court or Governmental Authority.

“Lien” or “Liens” means any lien, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan.

“Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that is or is reasonably likely to be materially adverse to the (A) legality, validity or enforceability of this Agreement, (B) the results of operations, business, financial condition or prospects of the Company and its Subsidiaries, taken as a whole, or (C) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (i) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (ii) changes, after the date hereof, in applicable Laws or interpretations thereof by any Governmental Authority, (iii) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (iv) changes, after the date hereof, in general economic, monetary or financial conditions, (v) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (vi) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (vii) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (i), (ii), (iv) and (vi), to the extent that the effects of such changes have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

“Material Contract” means any contract of the Company that is or was required to be filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Material Permits” means material certificates, authorizations, consents, licenses, franchises, variances, exemptions, orders, approvals and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports.

“Money Laundering Laws” means the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority, including but not limited to the Bank Secrecy Act, the USA PATRIOT ACT, any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering Law.

“NYSE” means the New York Stock Exchange.

“OCC” means the Office of the Comptroller of the Currency.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means a Person’s certificate or articles of incorporation, bylaws or other similar organizational or charter documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group (as defined in Section 13(d)(3) of the Exchange Act) not specifically listed herein.

“Preferred Stock” means the preferred stock of the Company, $0.01 par value per share.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the NYSE.

“Prospectus” means (A) the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (B) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Registration Statement” means the registration statement of the Company on Form S-3 filed with the Commission on February 17, 2012 pursuant to the Securities Act that covers the sale of the Shares pursuant to the provisions of this Agreement and any amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference into such registration statement.

“Regulatory Agreement” means any (i) cease-and-desist or other similar order or enforcement action issued by, (ii) written agreement, consent agreement or memorandum of understanding with, or (iii) commitment letter or similar undertaking, capital directive, or board resolutions adopted at the request of, any Governmental Authority other than in response to regulatory examination findings, which in any case, currently restricts in any material respect the conduct of the Company’s or any of the Company’s Subsidiaries’ business, capital adequacy, liquidity and funding policies and practices, ability to pay dividends, credit, risk management or compliance policies, internal controls, management or operations.

“Required Approval” means any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares).

“SEC Report” means reports, registrations, certifications, schedules, forms, statements and other documents required to be filed or furnished by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof, including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Amount” means, with respect to an Investor, the Per Share Purchase Price multiplied by the number of Shares purchased by such Investor hereunder.

“Subsidiary” or “Subsidiaries” means, with respect to any Person any corporation, partnership, joint venture, limited liability company or other entity (A) of which such Person or a subsidiary of such Person is a general partner or manager or (B) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition imposed by any Governmental Authority.

“Tax Return” means (A) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority and (B) any liability in respect of any items described in clause (A) above payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Trading Day” means (A) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (B) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (C) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in any over-the-counter market; provided, that in the event that the Common Stock is not listed or quoted as set forth in (A), (B) and (C) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NYSE, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Corporate Governance Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2. Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall sell and issue up to              shares (the “Shares”) of the Company’s Common Stock for a purchase price of $            per Share (the “Per Share Purchase Price”), severally and not jointly, to the Investors.

3. Purchase of Shares. The Company and Investor agree that Investor will purchase from the Company and the Company will issue and sell to Investor the number of Shares set forth with such Investor’s name on the signature page hereto, at the Purchase Price pursuant to the terms and conditions hereof. The Company proposes to enter into substantially this same form of purchase agreement with certain other investors on the date hereof (the “Other Investors”) and expects to complete sales of Shares to them on the Closing Date. Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors” and this Agreement and the purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.” This offering is not being underwritten, and there is no minimum offering amount.

4. Closing and Settlement. Subject to the terms and conditions set forth herein, the completion of the purchase and sale of the Shares (the “Closing”) shall occur immediately following the execution and delivery of this Agreement (such date and time of payment being herein called the “Closing Date”) as follows:

a. On or prior to the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

i. this Agreement executed by the Company;

ii. the applicable Corporate Governance Agreement for each Investor entering into such an agreement executed by the Company (such agreements collectively, the “Corporate Governance Agreements”);

iii. a copy of the irrevocable instructions to Registrar & Transfer Company, the Company’s transfer agent (the “Transfer Agent”) instructing the Transfer Agent to deliver on an expedited basis via DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system Shares equal to such Investor’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Investor; and

iv. the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act).

b. On or prior to the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

i. this Agreement executed by the Investor; and

ii. the applicable Corporate Governance Agreements for each Investor entering into such an agreement executed by such Investor;

iii. Investor’s Subscription Amount by wire transfer to the following account designated by the Company: [Insert Account Information].

5. Representations and Warranties by the Company. The Company hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which are made as of such date), to each of the Investors that:

a. Subsidiaries. The Company has no direct or indirect Subsidiaries or equity interest in any other Person other than those listed on Schedule A. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b. Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Organizational Documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly registered as a savings and loan holding company as that term is defined under HOLA and registered with the Federal Reserve. Each of the Company’s depository institution Subsidiaries’ deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has conducted its business in compliance with all applicable Laws, including all Laws restricting activities of savings and loan holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

c. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, (iii) insofar as indemnification and contribution provisions may be limited by applicable Law and (iv) as limited through the exercise of supervisory or enforcement powers of applicable Government Authorities. Other than as provided for in Transaction Documents, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

d. No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s Organizational Documents, (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would result in a default) or result in the loss of a benefit under, or give to any other Person any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture, or instrument to which the Company or any Subsidiary is a party, (iii) result in the creation of any Lien upon the Shares or any of the properties or assets of the Company or any Subsidiary, or (iv) subject to the Required Approvals, conflict with or result in a violation of any Law to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iv) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

e. Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any Required Approval, other than (i) filings required by applicable state securities Laws, (ii) the filings of any requisite notices and/or application(s) to any Trading Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading and quotation, as the case may be, thereon in the time and manner required hereby and thereby, (iii) the filings required in accordance with Section 7.c of this Agreement, and (iv) those that have been made or obtained prior to the date of this Agreement.

f. Issuance of the Securities; Registration. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on March 1, 2012, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, proposes to file a Prospectus supplement, with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

g. Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.01 par value per share. As of the date hereof, there were 45,929,552 shares of Common Stock issued and 37,899,007 shares of Common Stock outstanding and no shares of preferred stock issued or outstanding. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than the exercise of employee stock options under the Company’s stock incentive plans and the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified otherwise herein or in the Corporate Governance Agreements: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options or other equity-based awards, warrants, scrip, rights to subscribe to, calls, agreements, arrangements or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, purchase or receive any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options or other equity-based awards, warrants, scrip, rights to subscribe to, calls, agreements, arrangements or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary, other than stock options outstanding covering not more than 2.1 million shares of Common Stock; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, arrangements, commitments, documents or instruments evidencing indebtedness of the Company or any Subsidiary or by which the Company or any Subsidiary is bound; (iv) there are no agreements, commitments, understandings or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments, agreements, commitments, understandings or arrangements of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to sell, transfer, dispose of, repurchase or redeem a security of the Company or any Subsidiary; (vi) the Company and its Subsidiaries do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) neither the Company nor any Subsidiary has any material liability or obligation required to be disclosed in the Financial Statements but not so disclosed in such Financial Statements. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares. Each option to purchase shares of Common Stock was granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder) of the Common Stock underlying such option on the grant date thereof and was otherwise issued in compliance with the requirements of the Code and applicable Laws. Each option to purchase shares of Common Stock that was issued as an “incentive stock option” pursuant to Section 422 of the Code complied at the time of its grant and continues to comply with all of the requirements of the Code and the regulations thereunder pertaining to “incentive stock options.”

h. SEC Reports. The Company has filed all SEC Reports, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this

Agreement, there are no outstanding or unresolved comments in comments letters received from the Commission. To the Company’s Knowledge, as of the date hereof, none of the SEC Reports is the subject of ongoing Commission review. No Subsidiary is required to file any form, report, registration, statement or other document with the Commission in its capacity as issuer of securities.

i. Financial Statements. The Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP as permitted by Form 10-Q, (ii) fairly present in all material respects the balance sheet and statement of stockholders’ equity of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate, and (iii) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries.

j. Tax Matters. Each of the Company and its Subsidiaries (i) has prepared and timely filed all foreign, federal and state income and all other material Tax Returns and all such Tax Returns were complete and correct in all material respects, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such Tax Returns, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company in accordance with GAAP, (iii) has set aside on its books provisions reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply, (iv) is not subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (v) is not a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement; and (vi) has not participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2).

k. Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, circumstances, changes, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than in the ordinary course of business consistent with past practice, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreement, arrangement, commitment or understanding to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the SEC Reports,

(vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject and (vii) the Company and its Subsidiaries have been operated in the ordinary course of business consistent with past practice. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

l. Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any Environmental Laws, (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim. To the Company’s Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

m. Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or the transactions contemplated hereby or by the Transaction Documents, or (ii) has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against the Company or any executive officers or directors of the Company in their capacities as such which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

n. Employment Matters. No material strike, grievance or labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company or any Subsidiary. None of the employees of the Company or any Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any

Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or any Subsidiary seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Laws relating to employment and fair employment practices, immigration, terms and conditions of employment, compensation, benefits, employment discrimination and harassment, workers compensation, occupational safety and health, and wages and hours, except for such noncompliance which has not had and would not have or reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary is a party to or otherwise bound by any consent decree with or citation by any Governmental Authority relating to employees or employment practices. As of the date of this Agreement, no Executive Officer has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans, except in each case where the absence of compliance or failure to properly classify has not had and would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

o. Compliance. The Company and its Subsidiaries are in compliance with all Laws of any Governmental Authority applicable to their respective businesses or operations, except as has not had and would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any Subsidiary has been made aware in writing of any Governmental Authority having jurisdiction over the Company, any Subsidiary or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any Law applicable to the Company or any Subsidiary, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as has not had and would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

p. Regulatory Permits. The Company and each of its Subsidiaries possess all Material Permits, and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of any Action relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the suspension, revocation or material adverse modification of any Material Permits.

q. Title to Assets; Real Property. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. No notice of a claim of default by any party to any lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto, except in each case as has not had and would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

r. Intellectual Property; Privacy. The Company and its Subsidiaries own, possess, license or have other rights to use all Intellectual Property, free and clear of all Liens and third party rights, necessary for the conduct of their respective businesses as now conducted except where the failure to own, possess, license or have such rights has not had and would not have or reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Except where such violations, misappropriations, infringements or unauthorized use would not be material to the Company and its Subsidiaries, taken as a whole, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no infringement, misappropriation or unauthorized use by third parties of any such Intellectual Property; (iii) there is no pending or threatened Action by any Person challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or threatened Action by any Person challenging the validity or scope of any such Intellectual Property; and (v) there is no pending or threatened Action by any Person that the Company and/or any Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property of any Person. The Company and its Subsidiaries comply in all material respects with all Laws with respect to the protection of personal privacy, personally identifiable information, sensitive personal information and any special categories of personal information regulated thereunder.

s. Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including but not limited to, directors and officers insurance coverage. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be materially higher than their existing insurance coverage.

t. Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers, directors, employees or Affiliates of the Company is presently a party to any contract, arrangement or transaction with the Company or any of its Subsidiaries or to a presently contemplated contract, arrangement or transaction (other than for services as employees, officers and directors), in any such case that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

u. Internal Accounting Controls. The Company and the Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of the Financial Statements in accordance with GAAP and such internal control over financial reporting is effective, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) that the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Neither the Company, nor to the Company’s Knowledge, the Company’s independent public accountant, has been advised of any material deficiencies in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data, or any fraud, whether or not material, that involves management. Since the date of the latest audited financial statements included within the SEC Reports, no material weakness or significant deficiencies in internal controls has been identified by the Company’s independent public accountants; and since the date of the most recent evaluation thereof, there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls.

v. Sarbanes-Oxley; Disclosure Controls. The Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002. The Company and the Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

w. Certain Fees. Other than as specified in the Corporate Governance Agreements being entered into between the Company and certain Investors, no Person will have, as a result of the transactions contemplated by this Agreement and as a result of one or more agreements entered into by the Company or any of its Subsidiaries, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company in connection with the sale of the Shares. The Company shall indemnify, pay, and hold each Investor harmless against any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

x. Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary other than those securities which are currently registered on an effective registration statement on file with the Commission.

y. No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth herein, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable Law or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

z. Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

aa. Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

bb. Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (i) directly or indirectly used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the FCPA, as amended, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

cc. Application of Takeover Protections; Rights Agreements. Other than the existence of a staggered Board of Directors and change of control provisions included in the Material Contracts, and except as set forth in the SEC Reports, the Company has not adopted any stockholder rights plan or similar agreement, arrangement or understanding relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, fair price, moratorium, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents, applicable Law, any agreement, arrangement or understanding with any of the Company’s stockholders or any other Person or otherwise which is or could become applicable to any Investor solely as a result of the transactions contemplated by this Agreement or any other Transaction Document, including, without limitation, the Company’s issuance of the Shares to the Investor and any Investor’s ownership of the Shares, but expressly excluding any other purchases of Shares outside of the transactions contemplated by this Agreement or the Transaction Documents by the Investor.

dd. Off Balance Sheet Arrangements. There is no material agreement, commitment, transaction, arrangement, or other relationship between the Company (or any Subsidiary) and any unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports or Financial Statements and is not so disclosed.

ee. Acknowledgment Regarding Investors’ Purchase of Shares. To the Company’s Knowledge, each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. No Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Shares.

ff. Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

gg. OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by OFAC; and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

hh. Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all Money Laundering Laws, and to the Company’s Knowledge, no action, suit or proceeding by or before any Governmental Authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

ii. No Additional Agreements. The Company does not have any agreement, arrangement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

jj. Reports, Registrations and Statements. Since September 30, 2010, the Company and each Subsidiary have filed all Company Reports. All such Company Reports were filed on a timely basis or the Company or its Subsidiaries, as applicable, received a valid extension of such time of filing and has filed all such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the OCC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

kk. Disclosure. No Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

ll. Capitalization. As of June 30, 2012, the Company’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

mm. Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Neither the Company nor any Subsidiary is currently subject to a Regulatory Agreement other than as reflected in a letter dated July 10, 2012 from Provident Bank’s Chief Executive Officer to the Office of the Comptroller of the Currency previously provided to Investor. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause it or any of its Subsidiary banking institutions: (i) to be subject to a Regulatory Agreement, (ii) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (iii) to be deemed to be operating in violation, in any material respect, of any Money Laundering Laws; or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any privacy Laws as well as the provisions of all information security programs adopted by the Subsidiaries.

nn. Mortgage Banking Business. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

i. The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable Laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

ii. No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with Laws.

oo. Fiduciary Obligations. The Company and its Subsidiaries have, in all material respects, properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable Law. None of the Company, its Subsidiaries or any director, officer or employee of the Company or its Subsidiaries has, in any material respect, committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

pp. Risk Management Instruments. All material derivative instruments, including swaps, caps, floors, warrants, options, forward purchase or sale transactions, and futures transactions, whether entered into for the Company’s own account, or for the account of one or more of its Subsidiaries, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable Laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or its Subsidiary, enforceable in accordance with its terms. Neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

qq. ERISA. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of ERISA. No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, any Subsidiary, or any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code, would have any material liability. Each “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification or would subject the Company or any Subsidiary to a civil penalty under Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code. Neither the Company nor any Subsidiary has any obligation to provide or make available any post employment benefit under any “welfare plan” (as defined in Section 3(1) of ERISA) for any current or former employee or other service provider, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar Law.

rr. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

ss. Reserves. As of the date hereof, to the Company’s Knowledge, the allowance for loan and lease losses established on the Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of GAAP to provide for reasonably anticipated losses inherent in the Company’s loan and lease portfolios, and the Company has not been advised by any Governmental Authority that the Company’s loan and lease losses reserves or methodology for determining such reserves are inadequate.

tt. Change in Control. The issuance of the Shares to the Investor pursuant to this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

uu. Material Contracts. Each Material Contract is valid and binding on the Company or its Subsidiaries, as the case may be, and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Company’s Knowledge, is valid and binding on the other parties thereto. The Company and each of its Subsidiaries (and, to the Company’s Knowledge, each other party thereto) has in all material respects performed all obligations required to be performed by it to date under each Material Contract. To the Company’s Knowledge, no other party to the Material Contracts is in breach, violation or default of any such Material Contract, and no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by any such other party to any such Material Contract. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

6. Representations, Warranties and Covenants of Investor. Investor, severally and not jointly, represents and warrants to the Company as of the date hereof and as of the Closing Date, and agrees with the Company, as follows:

a. Investor has received the Company’s Prospectus, distributed by email to Investor with this Agreement. Investor confirms that it had full access to the Prospectus and the information incorporated by reference therein and was fully able to download, print, read and review such documents. Investor confirms that it will be able to access the Prospectus, as supplemented pursuant to Section 424(b) under the Securities Act or otherwise.

b. Investor, if outside the United States, will comply with all applicable Laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

c. Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Investor.

d. From and after obtaining the knowledge of the sale of the Shares contemplated hereby, Investor has not taken, and prior to the public announcement of the transaction such Investor shall not take, any action that has caused or will cause such Investor to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock, whether or not, directly or indirectly, in order to hedge its position in the Shares.

e. Acknowledgment Regarding Investor’s Purchase of Shares. Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Investor is not acting in concert or as part of a group with any Other Investor or any other Person in connection with the transactions contemplated by the Transaction Documents.

7. Other Agreements of the Parties.

a. Furnishing of Information. Until no Investor owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all SEC Reports required to be filed by the Company after the date hereof.

b. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

c. Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a SEC Report, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any Governmental Authority or Trading Market, without the prior written consent of such Investor, except (i) as required by federal securities Law in connection with the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (ii).

d. Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and the Investors.

e. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

f. Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Principal Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on any Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.

g. Until the six month anniversary of the date hereof (the “Lock-Up Period”), Investor will not, directly or indirectly, take any of the following actions with respect to the Shares or any securities convertible into or exchangeable or exercisable for Common Stock (“Lock-Up Securities”): (i) offer, sell, contract to sell, pledge or otherwise dispose of, Lock-Up Securities, (ii) offer, sell, contract to sell, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities or (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action. Nothing in this Section 7.g shall prohibit Investor from transferring, trading, buying or selling Common Stock, in whole or in part, to or among funds that are Affiliates of Investor (or to or among general or limited partners thereof) and that assume the obligations of Investor hereunder.

8. Indemnification.

a. Indemnification of Investor. The Company will indemnify, defend and hold each Investor and its Affiliates and their respective directors, officers, stockholders, members, partners, employees and agents (and any other persons or entities with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners, employees and agents (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, or (ii) any Action instituted against a Indemnified Person in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent, that a loss, claim, damage or liability is directly attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement.

b. Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of any notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Action, in respect of which indemnity may be sought pursuant to this Section 8, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. If the Company assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall reasonably cooperate in the defense or prosecution of such claim. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Action and to employ counsel reasonably satisfactory to such Indemnified Person in such Action; or (iii) in the reasonable judgment of counsel to such

Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Action.

9. New Securities.

a. Sale of New Securities. If at any time during the thirty-six (36) month period commencing on the date hereof the Company makes any public or nonpublic offering or sale of Common Stock, or securities convertible into Common Stock (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by its Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by its Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction), then the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to own, in the aggregate, the same percentage of the outstanding shares of Common Stock held by the Investor following the transactions contemplated hereby (calculated after giving effect to the Offering (as defined below)). The Investor shall be entitled to apportion the purchase rights granted pursuant to this Section 9 among itself and its Affiliates in such proportions as it deems appropriate. Notwithstanding the foregoing, in the event that the Offering is insufficient to enable each Investor to purchase the number of the outstanding shares of Common Stock as contemplated above, then such right of the Investor shall be reduced, on a proportionate basis, in relation to such Investor’s Subscription Amount hereunder.

b. Notice. In the event the Company proposes to offer or sell New Securities in a transaction subject to Section 10(a) (an “Offering”), it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public Offering and to the extent possible, a copy of the Prospectus included in the registration statement filed with respect to such offering), no later than five (5) business days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public Offering, after the commencement of marketing with respect to a Rule 144A Offering or after the Company commences any other offering. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities Laws), the Company shall deliver such notice only to the individuals identified on the Investor’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Investor without the consent of one of the designated individuals. The Investor shall have five (5) business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 9 and as to the amount of New Securities such Investor desires to purchase, up to the maximum amount calculated pursuant to this Section. Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such five (5) business day period shall be deemed to be a waiver of such Investor’s rights under this Section only with respect to the Offering described in the applicable notice.

c. Purchase Mechanism. If the Investor exercises its rights provided in this Section, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within thirty (30) calendar days after the giving of notice of such exercise but in any event not later than the closing of the Offering, which period of time shall be extended for a maximum of sixty (60) days in order to comply with applicable Laws (including receipt of any applicable regulatory or stockholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Investors will occur no earlier than the closing of the Offering triggering the right being exercised by the Investors. Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities. No underwriting fees, sales commissions or similar fees or payments shall be made with respect to any securities acquired by the Investor pursuant to this Section.

d. Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 9 within said five (5) business day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in this Section above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of sixty (60) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section by such Investor or which such Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within ninety (90)

days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed one hundred eight (180) days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

e. Non-Cash Consideration. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the Company; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

f. Termination. The Investor’s rights under this Section 9 shall terminate upon the Investor and its Affiliates (in the aggregate) ceasing to beneficially own 75% of the Shares purchased pursuant to this Agreement.

g. Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section, including to secure any required approvals or consents.

10. Miscellaneous.

a. Survival of Representations, Warranties and Agreements. Each of the representations and warranties of the Company and the Investor set forth in this Agreement shall survive the Closing Date and the delivery of the Shares for a period of one year; provided that the representations and warranties in Section 5.a, 5.b, 5.c, and 5.g shall survive indefinitely.

b. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

if to the Company:

Provident New York Bancorp

Attention: Chief Financial Officer

400 Rella Blvd.

Montebello, New York 10901

if to an Investor:

at its address on set forth on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

c. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Investor.

d. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

e. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

f. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of New York without regard to principles of conflicts of Laws.

g. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in New York County, New York. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of New York in New York County or the United States District Court, Southern District of New York. Each party consents to the jurisdiction of such New York court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such New York court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable Laws, rules of procedure or local rules.

h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

i. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein.

j. Successors and Assigns. The provisions of the Transaction Documents shall inure to the benefit of and binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Investor. The Investor may assign its rights hereunder in whole or in part to any Affiliate of the Investor; provided, that such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the Investor.

k. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the first date written above.

PROVIDENT NEW YORK BANCORP, a Delaware corporation

By:

Name:

Title:

[Signature Page For Investor Follows]

INVESTOR

By:

Name:

Aggregate number of Shares

Price per Share

Subscription Amount

Address for Notice to Investor:

SCHEDULE A

See attached

Provident New York Bancorp Organizational Chart